UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2026

GENERATION INCOME PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Jackson Street Suite 3300
Tampa, Florida		33602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2026, Generation Income Properties, Inc., a Maryland corporation (the “Company”), Generation Income Properties, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Operating Partnership”), and the David E. Sobelman Revocable Trust (the “Sobelman Trust”), entered into a Debt Conversion Agreement (the “Debt Conversion Agreement”). Pursuant to the Debt Conversion Agreement, the Operating Partnership and the Sobelman Trust agreed to convert $120,000 of the outstanding debt (the “Converted Debt”) owed by the Operating Partnership to the Sobelman Trust under that certain Promissory Note, dated as of May 29, 2025, issued by the Operating Partnership in the original principal amount of $610,000 (the “Note”), into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

The conversion was completed on July 24, 2026, at a price per share equal to $0.74, which was the Nasdaq Official Closing Price of the Common Stock on July 23, 2026 (the “Conversion Price”), with any fractional share being rounded up, resulting in the issuance of 162,163 shares of Common Stock to the Sobelman Trust (the “Conversion Shares”). Upon effectiveness of the Debt Conversion Agreement and the conversion thereunder, the Converted Debt was deemed paid in full and extinguished, and the outstanding debt under the Note was reduced by the amount of the Converted Debt.

As a result of the conversion of the Converted Debt under the Conversion Agreement on July 24, 2026, together with the preferred equity amendment transaction described in the Form 8-K filed by the Company on July 17, 2026, the Company believes that, as of the date of this Current Report on Form 8-K, it has stockholders’ equity in excess of $5 million. Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Requirement and, if at the time of its next periodic report the Company does not evidence compliance, the Company may be subject to delisting.

The foregoing description of the Debt Conversion Agreement is qualified in its entirety by the full text of the Debt Conversion Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference.

The Conversion Shares were issued to the Sobelman Trust in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, based on representations made by the Sobelman Trust, including that the Sobelman Trust is an “Accredited Investor” as defined in Rule 501 of Regulation D. The Conversion Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Debt Conversion Agreement, dated July 24, 2026, by and among Generation Income Properties, L.P., Generation Income Properties, Inc., and David E. Sobelman Revocable Trust.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date:	July 27, 2026	By:	/s/ Ron Cook
Ron Cook Principal Finance and Accounting Officer